As filed with the Securities and Exchange Commission on November 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	99-1151466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

26051 Merit Circle, Suite 102

Laguna Hills, CA 92653

(949) 348-1188

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Todd Usen

Chief Executive Officer

Adagio Medical Holdings, Inc.

26051 Merit Circle, Suite 102

Laguna Hills, CA 92653

(949) 348-1188

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric Blanchard

Paul Alexander

Cooley LLP

500 Boylston Street, 14th Floor

Boston, MA 02116

Tel: (617) 937-2300

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2025

PROSPECTUS

27,831,335 Shares

Common Stock Offered by the Selling Stockholders

This prospectus relates to the proposed resale from time to time of up to 27,831,335 shares (the “Shares”) of our common stock, par value $0.0001 per share (“common stock”), by the selling stockholders named herein, together with any additional selling stockholders listed in a prospectus supplement (together with any of such stockholders’ transferees, pledgees, donees or successors), which consist of (i) 5,798,072 shares of our common stock held by certain of the selling stockholders, (ii) 3,994,434 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants (the “Pre-Funded Warrants”) held by certain of the selling stockholders and (iii) 18,038,829 shares of our common stock issuable upon the exercise of outstanding common stock warrants (the “Milestone Warrants”) to purchase shares of our common stock held by the selling stockholders. The Milestone Warrants consist of (i) 6,012,943 shares of common stock underlying Tranche A common stock purchase warrants (the “Tranche A Warrants”), (ii) 6,012,943 shares of common stock underlying Tranche B common stock purchase warrants (the “Tranche B Warrants”), and (ii) 6,012,943 shares of common stock underlying Tranche C common stock purchase warrants (the “Tranche C Warrants”). We will not receive any proceeds from the sale of the shares offered by this prospectus, except (i) the exercise price of $0.0001 per share of any of the Pre-Funded Warrants exercised for cash and (ii) the exercise price of $1.71 per share of any of the Milestone Warrants exercised for cash.

The selling stockholders acquired the Shares, the Pre-Funded Warrants and the Milestone Warrants from us in a private placement transaction that closed on October 17, 2025 (the “Private Placement”). We are filing this Registration Statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the selling stockholders to provide for the resale by the selling stockholders of the Shares. See “Selling Stockholders” beginning on page 11 of this prospectus for more information about the selling stockholders. The registration of the Shares to which this prospectus relates does not require the selling stockholders to sell any of their Shares, including any shares of common stock issuable upon the exercise of Pre-Funded Warrants or the Milestone Warrants.

We are not offering any shares of our common stock under this prospectus and will not receive any proceeds from the sale or other disposition of the Shares covered hereby; however, we will receive proceeds from any exercise of the Milestone Warrants and nominal proceeds from any exercise of the Pre-Funded Warrants. See “Use of Proceeds” beginning on page 10 of this prospectus.

The selling stockholders may offer and sell or otherwise dispose of the Shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all selling commissions applicable to the sales of Shares, any transfer taxes and all fees and expenses of legal counsel for the selling stockholders, subject to certain specified exceptions. We will bear all other costs, expenses and fees in connection with the registration of the Shares. See the section titled “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their Shares.

Our common stock is traded on The Nasdaq Capital Market under the symbol “ADGM.” On November 21, 2025, the last reported sales price of our common stock was $0.79 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 8 of this prospectus as well as those contained in the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.”

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before deciding to invest in any shares being offered.

Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or any free writing prospectus that we have authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “the company,” “Adagio” and “Adagio Medical” and similar designations, except where the context requires otherwise, refer collectively to Adagio Medical Holdings, Inc. We own various U.S. federal trademark applications and unregistered trademarks, including our company name. All other trademarks or trade names referred to in this prospectus, including any relating to a selling stockholder, are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in our SEC filings, including the documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a medical device company focused on developing and commercializing products for the treatment of cardiac arrhythmias with our novel, proprietary, catheter-based Ultra-Low Temperature Cryoablation technology (“ULTC”). Our initial focus is on the treatment of ventricular tachycardia (“VT”). VT is a rapid, abnormal heart rhythm, or arrhythmia, that originates in the heart’s lower chambers, or ventricles, potentially leading to impaired blood flow and, if sustained, VT can be fatal. VT-associated sudden cardiac death accounts for approximately 300,000 deaths each year in the U.S. Radio Frequency ablation catheters currently used to treat VT were primarily designed and approved for the treatment of atrial fibrillation and are therefore not designed to optimally treat the specifics of the ventricular anatomy and disease. As a result, VT procedures performed with current devices can be overly complex and can have sub-optimal outcomes, factors that have potentially led to the limited growth in the market for VT ablations.

Background

On July 31, 2024, (the “Closing Date”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Aja Holdco, Inc. (“ListCo”), a Delaware corporation and wholly-owned subsidiary of ARYA, Aja Merger Sub 1, a Cayman Islands exempted company and wholly-owned subsidiary of ListCo (“ARYA Merger Sub”), Aja Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of ListCo (“Company Merger Sub”), and Adagio Medical, Inc., a Delaware corporation (“Legacy Adagio”), consummated the business combination pursuant to the terms of the Business Combination Agreement, dated February 13, 2024, by and among the foregoing parties, as amended by the Consent and Amendment No. 1 to Business Combination Agreement, dated as of June 25, 2024, by and between ARYA and Adagio (the “Business Combination Agreement”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) ARYA Merger Sub merged with and into ARYA (the “ARYA Merger”) and Company Merger Sub merged with and into Legacy Adagio (the “Adagio Merger” and, together with the ARYA Merger, the “Mergers”), with ARYA and Legacy Adagio surviving the Mergers and, after giving effect to such Mergers, each of ARYA and Legacy Adagio becoming a wholly owned subsidiary of ListCo (the time that the ARYA Merger becomes effective being referred to as the “ARYA Merger Effective Time,” the time that the Adagio Merger becomes effective being referred to as the “Adagio Merger Effective Time,” the time after which both Mergers become effective being referred to as the “Closing,” and the date on which the Closing occurs being referred to as the “Closing Date”), (ii) ListCo filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation of ListCo, and the board of directors of ListCo approved and adopted amended and restated bylaws of ListCo, and (iii) ListCo changed its name to Adagio Medical Holdings, Inc.

Private Placement

On October 14, 2025, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), whereby we issued and sold to the Purchasers in the Private Placement: (i) 9,792,506 shares of common stock, or Pre-Funded Warrants to purchase shares of common stock in lieu thereof, and (ii) 18,038,829 accompanying Milestone Warrants. We received aggregate gross proceeds of approximately $19 million (excluding up to approximately $31 million of aggregate gross proceeds that may be received in the future upon the cash exercise in full of the Milestone Warrants issued in the Private Placement), before deducting placement agent fees and other expenses payable by us. Each Share and each Pre-Funded Warrant sold pursuant to the Securities Purchase Agreement was accompanied by one Tranche A Warrant, one Tranche B Warrant and one Tranche C Warrant. The combined purchase price of each Share and accompanying Milestone Warrants was $1.9403 (which includes $0.2303 for the Milestone Warrants sold with each Share in accordance with the rules and regulations of The Nasdaq Stock Market LLC). The combined purchase price of each Pre-Funded Warrant and accompanying Milestone Warrant was $1.9402 (equal to the combined purchase price per Share and accompanying Milestone Warrants, minus $0.0001).

Each Milestone Warrant is exercisable for one share of common stock at an exercise price of $1.71 per share. The Milestone Warrants will expire upon the earlier of (i) five years from the date of issuance or (ii) (a) for the Tranche A Warrants, the date that is thirty (30) days following our announcement of results from our FULCRUM-VT IDE pivotal clinical trial, (b) for the Tranche B Warrants, the date that is thirty (30) days following our announcement of U.S. Food and Drug Administration (“FDA”) approval of our vCLASTM Cryoablation System, and (c) for the Tranche C Warrants, the date that is thirty (30) days following our announcement of FDA approval of our second generation vCLAS catheter system.

The Pre-Funded Warrants were offered in lieu of shares of common stock and each Pre-Funded Warrant is exercisable for one share of common stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants and the Milestone Warrants are subject to customary adjustments in the case of stock dividends, stock splits, pro rata distributions, and similar events in respect of the common stock.

The Shares were not initially registered under the Securities Act of 1933, as amended (the “Securities Act”). Based in part upon the representations of the Purchasers in the Purchase Agreement, we relied on the exemption afforded by Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. Each of the Purchasers represented in the Purchase Agreement that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D or a “qualified institutional buyer” as that term is defined in Rule 144(a)(1) under the Securities Act and for its own account and not with a present view toward the public sale or distribution thereof, and appropriate legends were affixed to the securities. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

On October 14, 2025, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with the selling stockholders named in this prospectus, pursuant to which we agreed to prepare and file, within 45 days after the closing of the Private Placement, one or more registration statements with the SEC to register for resale the shares of our common stock issued under the Purchase Agreement and the shares of common stock issuable upon exercise of the Pre-Funded Warrants and Milestone Warrants, and generally to cause the applicable registration statements to promptly become effective. For additional information regarding the Registration Rights Agreement, refer to the summary included under Item 1.01 of our Current Report on Form 8-K filed with the SEC on October 15, 2025, which is incorporated by reference herein.

We granted the Purchasers customary indemnification rights in connection with the registration statement. The Purchasers have also granted us customary indemnification rights in connection with the registration statement.

The registration statement of which this prospectus is a part relates to the offer and resale of the Shares issued to the Purchasers pursuant to the Registration Rights Agreement, including the shares of our common stock issuable upon the exercise of outstanding Warrants or Pre-Funded Warrants. When we refer to the selling stockholders in this prospectus, we are referring to the Purchasers and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling the Shares received after the date of this prospectus from the selling stockholders as a gift, pledge, or other non-sale related transfer.

Following the closing of the Private Placement, as of October 31, 2025 we had 21,179,637 shares of common stock outstanding, excluding 3,994,434 shares issuable upon the exercise of the Pre-Funded Warrants and 18,038,829 shares issuable upon the exercise of the Milestone Warrants.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the section titled “Risk Factors” immediately following this prospectus summary and under similar headings in our filings with the SEC which are incorporated by reference in this prospectus. These risks include the following:

●	We are a medical device company that has incurred net losses in every period to date and expect to continue to incur significant losses as we develop our business, and our financial conditions raise substantial doubt about our ability to continue as a going concern.
●	We may not be able to successfully execute our new business strategy.
●	Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses or the value of our assets.
●	Our growth and revenue prospects partially depend on our ability to accelerate the commercialization of our products and to capitalize on market opportunities.
●	Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
●	There is no assurance that we will be able to execute on our business model, including achieving market acceptance of our products.
●	We may need to raise additional capital to fund our development and commercialization plans.
●	If our clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, our business may be harmed.
●	We have limited data and experience regarding the safety and efficacy of our products. Results of earlier trials may not be predictive of future clinical trial results, and planned trials may not establish an adequate safety or efficacy profile for such products and other planned or future products, which would affect market acceptance of these products.
●	We may not be successful in the commercialization of our products if we fail to establish relationships and successfully collaborate with leading life science companies and research institutions.
●	If we are unable to establish an effective network for commercialization, including effective distribution channels and sales and marketing functions, it may adversely affect our business, financial condition, results of operations, and prospects.
●	If we are unable to obtain and maintain sufficient intellectual property protection for our products and technology, or if the scope of the intellectual property protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to our products, and our ability to successfully commercialize our products may be impaired.
●	We may not be able to protect our intellectual property rights throughout the world.
●	We may become involved in lawsuits to defend against third-party claims of infringement, misappropriation or other violations of intellectual property or to protect or enforce our intellectual property, any of which could be expensive, time consuming and unsuccessful, and may prevent or delay our development and commercialization efforts.

●	We expect to incur substantial expenses in our pursuit of regulatory clearances and approvals for our products in the United States and can provide no assurances that we will obtain the necessary approvals from the FDA to market our products in the United States.
●	We may be subject to enforcement action if we engage in improper or off-label marketing or promotion of our products, including significant legal liability, fines, penalties, and injunctions, which could materially and adversely affect our business, financial condition, and results of operations.
●	Our business could be negatively impacted by changes in the United States political environment.
●	Adverse findings in post-marketing vigilance or regulatory audits could subject us to suspension or withdrawal of our certificates of conformity, mandatory product recalls and significant legal liability, which could materially and adversely affect our business, financial condition, and results of operations.
●	We may be subject to enforcement action if we engage in marketing of our products pursuant to improper regulatory classifications in the EU, including suspension or withdrawal of our certificates of conformity, mandatory product recalls and significant legal liability, fines, penalties, and injunctions, which could materially and adversely affect our business, financial condition and results of operations.
●	We are subject to extensive laws and regulations of the United States and foreign regulatory agencies that could impose substantial costs, legal prohibitions and restrictions, or unfavorable changes upon our operations, and any failure to comply with these laws and regulations, including as they evolve, could delay or entirely prevent the commercialization of our products or result in litigation and substantially harm our business and results of operations.
●	We are subject to risks relating to disputes and other legal proceedings, product liability lawsuits, that may be time consuming and costly.
●	Our lack of a trade compliance program leaves certain regulatory trade risk inherent in international business unmitigated. If we fail to comply with applicable international trade and sanctions regulations, we may become subject to regulatory investigations, penalties, and fines. A trade compliance program including a screening process for customers, independent contractors, and other third parties would help avoid violations, and if a violation occurred, having a trade compliance program is often a mitigating factor in determining penalties.
●	Our ability to use net operating loss carryforwards and other tax attributes may be limited as a result of the Business Combination or other ownership changes.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002 reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2026 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information

Our principal executive offices are located 26051 Merit Circle, Suite 102, Laguna Hills, California, 92653, and our telephone number is (949) 348-1188. Our corporate website address is adagiomedical.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

THE OFFERING

Common Stock Offered by the Selling Stockholders

27,831,335 Shares (consisting of (i) 5,798,072 outstanding shares of our common stock, (ii) 3,994,434 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, (iii) 6,012,943 shares of our common stock issuable upon the exercise of the Tranche A Warrants, (iv) 6,012,943 shares of our common stock issuable upon the exercise of the Tranche B Warrants, and (v) 6,012,943 shares of our common stock issuable upon the exercise of the Tranche C Warrants).

Use of Proceeds

The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive proceeds from any cash exercise of Milestone Warrants or Pre-Funded Warrants. See “Use of Proceeds.”

Risk Factors

An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference in the section titled “Risk Factors” and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

Nasdaq Capital Market Symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “ADGM.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and each document incorporated by reference in this prospectus, including statements regarding our future results of operations and financial position, business strategy, research and development costs; the anticipated timing, costs and conduct of our clinical trials for our product candidates; the timing and likelihood of regulatory filings and approvals for our product candidates; our ability to commercialize our product candidates, if approved; the pricing and reimbursement of our product candidates, if approved; the potential benefits of strategic collaborations and our ability to enter into strategic arrangements; the timing and likelihood of success, plans and objectives of management for future operations; future results of anticipated product development efforts; and our expected future financing needs, are forward-looking statement. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expect,” “intend,” “may,” “plan,” “potential,” “predicts,” “project,” “should,” “target,” or “will,” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus or the documents incorporated by reference in this prospectus, as applicable, and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus and the documents incorporated by reference herein entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus and the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Accordingly, we qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should, however, read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. See the section titled “Where You Can Find More Information.”

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus, and while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the Shares hereunder. Accordingly, we will not receive any of the proceeds from the sale of the Shares in this offering; however, we will receive proceeds from any cash exercise of the Milestone Warrants and nominal proceeds from any cash exercise of the Pre-Funded Warrants.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders to offer and sell from time to time up to 27,831,335 shares of our common stock for their own account, consisting of (i) 5,798,072 shares of common stock issued to the selling stockholders, (ii) up to 3,994,434 shares of common stock issuable to certain of the selling stockholders upon the exercise of the Pre-Funded Warrants, without giving effect to any beneficial ownership limitation contained in any Pre-Funded Warrant, and (iii) up to 18,038,829 shares of common stock issuable to certain of the selling stockholders upon the exercise of the Milestone Warrants, without giving effect to any beneficial ownership limitation contained in any Milestone Warrant.

A holder (together with its affiliates) of the Pre-Funded Warrants or Milestone Warrants, as the case may be, may not exercise any portion of the Pre-Funded Warrants or Milestone Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a lower or higher percentage not in excess of 19.99% upon 61 days’ notice to us subject to the terms of the Pre-Funded Warrants or the Milestone Warrants. In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Milestone Warrant, after the deadline for effectiveness of the registration statement to be filed pursuant to the Registration Rights Agreement, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Milestone Warrants, provided that such cashless exercise shall only be permitted if, at the time of such exercise, there is no effective registration statement registering the resale of shares of common stock underlying the Milestone Warrants or if the prospectus contained in such registration statement is not available for the resale of shares of common stock underlying the Milestone Warrants by the Milestone Warrant holder.

The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of October 31, 2025. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each selling stockholder named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The number of shares of common stock beneficially owned by each selling stockholder as of October 31, 2025 includes all shares of our common stock purchased by such selling stockholder in the Private Placement. The number of shares of common stock that may be offered under this prospectus, includes (x) all shares of our common stock purchased by such selling stockholder in the Private Placement, (y) all shares of our common stock underlying Pre-Funded Warrants purchased by such selling stockholder in the Private Placement and (z) all shares of our common stock underlying Milestone Warrants purchased by such selling stockholder in the Private Placement. The number of shares of common stock beneficially owned by each selling stockholder following the offering assumes all of the Shares covered hereby are sold and such stockholder does not acquire beneficial ownership of any additional shares of common stock.

The percentage of shares owned before and after the offering are based on 21,179,637 shares of our common stock outstanding as of October 31, 2025, which includes the outstanding shares of common stock offered by this prospectus but does not include any shares of common stock offered by this prospectus that are issuable pursuant to the Pre-Funded Warrants or Milestone Warrants, and assumes the selling stockholders dispose of all of the Shares covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares does not necessarily mean that the selling stockholders will sell all or any portion of the Shares covered by this prospectus.

The selling stockholders may sell some, all or none of the Shares offered by this prospectus from time to time. We do not know how long the selling stockholders will hold the Shares covered hereby before selling them and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any Shares.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

Except as otherwise noted below, the address for persons listed in the table is c/o Adagio Medical Holdings, Inc., 26051 Merit Circle, Suite 102, Laguna Hills, California, 92653.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering(1)
Name of Selling Stockholder	Number of Shares	Percentage of Outstanding Common Stock	Number of Shares Being Offered(2)	Number of Shares	Percentage of Outstanding Common Stock
Entities affiliated with ADAR1, Capital Management LLC(3)	1,325,447	6.22%	3,295,791	1,040,833	2.08%
Allegro Opportunities LLC(4)	1,080,549	4.99%	2,197,228	1,918,392	3.81%
Alyeska Master Fund, L.P.(5)	2,221,975	9.99%	3,295,792	—	—
Armistice Capital Master Fund Ltd.(6)	2,350,678	9.99%	2,929,642	—	—
District 2 Capital Fund LP(7)	732,403	3.38%	732,403	—	—
Hudson Bay Master Fund Ltd.(8)	1,085,302	4.99%	1,464,803	—	—
INTRACOASTAL CAPITAL LLC(9)	366,200	1.71%	366,200	—	—
Lytton-Kambara Foundation(10)	1,071,768	4.99%	2,197,188	—	—
Perceptive Life Sciences Master Fund Ltd.(11)	15,321,655	57.55%	6,225,493	15,321,655	31.26%
Entities affiliated with Sio Capital Management, LLC(12)	1,288,461	6.08%	3,661,992	—	—
Entities affiliated with SilverArc Capital Management, LLC(13)	1,085,302	4.99%	1,464,803	—	—
Total Shares Being Offered			27,831,335

*	Represents beneficial ownership of less than 1%
(1)	Assumes each selling stockholder sells the maximum number of shares of our common stock possible in this offering.
(2)	Represents all of the shares of our common stock that the selling stockholders may offer and sell from time to time under this prospectus without giving effect to the beneficial ownership limitation in the Pre-Funded Warrants or the Milestone Warrants.
(3)	“Beneficial Ownership Prior to this Offering” consists of (i) 45,833 shares of common stock held by ADAR1 Partners, LP (“ADAR1 LP”) prior to the Private Placement, (ii) warrants exercisable into 120,000 shares of common stock held by ADAR1 LP prior to the Private Placement, (iii) 1,008,864 shares of common stock purchased in the Private Placement held by ADAR1 LP and (iv) 150,750 shares of common stock purchased in the Private Placement held by Spearhead Insurance Solutions IDF, LLC – Series ADAR1 (“Spearhead”). Such amounts do not include (i) warrants issued in connection with the closing of the Business Combination (the “Convert Warrants”) exercisable into 375,000 shares of common stock and held by ADAR1 LP prior to the Private Placement, (ii) 500,000 shares of common stock issuable upon conversion of 13% senior secured convertible notes (the “Convertible Notes”) issued in connection with the Closing of the Business Combination, which are convertible into shares of the Company’s common stock at a conversion price of $10.00 per share, subject to adjustment, and held by ADAR1 LP prior to the Private Placement and (iii) Milestone Warrants exercisable into (a) 1,858,470 shares of common stock held by ADAR1 LP and (b) 277,707 shares of common stock held by Spearhead, in each case purchased in the Private Placement. The Convert Warrants, the Convertible Notes and the Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the Milestone Warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. “Beneficial Ownership After this Offering” consists of (i) 45,833 shares of common stock held by ADAR1 LP prior to the Private Placement, (ii) warrants exercisable into 120,000 shares of common stock held by ADAR1 LP prior to the Private Placement, (iii) Convert Warrants exercisable into 375,000 shares of common stock and held by ADAR1 LP prior to the Private Placement and (iv) 500,000 shares of common stock issuable upon conversion of the Convertible Notes and held by ADAR1 LP prior to the Private Placement. The number of shares of common stock issuable upon the conversion of the Convertible Notes after this Offering assumes that each $1,000 in principal amount of Convertible Notes is convertible into 100 shares of common stock (the initial conversion rate of the Convertible Notes) and excludes fractional shares of common stock. Selling stockholders will receive cash in lieu of any fractional common stock issuable upon conversion of the Convertible Notes. The conversion rate is subject to adjustment as described in the Convertible Notes. As a result, the number of shares of common stock issuable with respect to the Convertible Notes may increase in the future. As the investment manager of ADAR1 LP and as the sub-advisor of Spearhead, ADAR1 Capital Management, LLC (“ADAR1”), may be deemed to indirectly beneficially own securities held by ADAR1 LP and Spearhead. Mr. Daniel Schneeberger is the Manager of ADAR1 and may be deemed to indirectly beneficially own securities held by ADAR1 LP and Spearhead. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(4)	“Beneficial Ownership Prior to this Offering” consists of (i) 605,892 shares of common stock and (ii) 474,657 shares of common stock issuable upon exercise of Convert Warrants, in each case held prior to the Private Placement by Allegro Opportunities LLC (“Allegro”). Such amounts do not include (i) Pre-Funded Warrants exercisable into 773,116 shares of common stock, (ii) Milestone Warrants exercisable into 1,424,112 shares of common stock, in each case purchased in the Private Placement, and (iii)(a) 750,000 shares of common stock issuable upon the conversion of Convertible Notes, and (b) Convert Warrants exercisable into 87,843 shares of common stock issued in connection with Convertible Notes, in each case held by Allegro. The Pre-Funded Warrants, the Milestone Warrants, the Convertible Notes and the Convert Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts Allegro from exercising that portion of the Pre-Funded Warrants, Milestone Warrants, Convertible Notes and/or Convert Warrants, as applicable, that would result in Allegro and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. “Beneficial Ownership After this Offering” consists of (i) 605,892 shares of common stock, (ii) 562,500 shares of common stock issuable upon exercise of Convert Warrants and (iii) 750,000 shares of common stock issuable upon the conversion of Convertible Notes, in each case held prior to the Private Placement by Allegro. The number of shares of common stock issuable upon the conversion of the Convertible Notes assumes that each $1,000 in principal amount of Convertible Notes is convertible into 100 shares of common stock (the initial conversion rate of the Convertible Notes) and excludes fractional shares of common stock. Selling stockholders will receive cash in lieu of any fractional common stock issuable upon conversion of the Convertible Notes. The conversion rate is subject to adjustment as described in the Convertible Notes. As a result, the number of shares of common stock issuable with respect to the Convertible Notes may increase in the future. ATW Partners Opportunities Fund II GP, LLC (“General Partner”) acts as the manager of Allegro and Allegro is the wholly-owned subsidiary of ATW Opportunities Master Fund II, LP (“Fund”). ATW Partners Opportunities Management LLC (“Investment Manager”) acts as the investment manager of Fund. General Partner, Investment Manager and Fund may be deemed to have voting and dispositive power with respect to the shares of common stock held by Allegro and may be deemed to be the beneficial owner of these shares. Antonio Ruiz-Gimenez and Kerry Propper serve as managing members of Investment Manager. The managing members of Investment Manager, in their capacity as managing members, may also be deemed to have investment discretion and voting power over the shares of common stock held by Allegro. General Partner, Investment Manager, Fund and the managing members each disclaim beneficial ownership of the shares held by Allegro. The address of the principal business office of each of General Partner, Investment Manager, Fund and Allegro is 1 Pennsylvania Plaza, Suite # 4810, New York, New York 10119.
(5)	“Beneficial Ownership Prior to this Offering” consists of (i) 1,159,615 shares of common stock purchased in the Private Placement and (ii) Milestone Warrants exercisable into 1,062,360 shares of common stock purchased in the Private Placement, in each case held by Alyeska Master Fund, L.P. The Milestone Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts Alyeska Master Fund, L.P. from exercising that portion of the Milestone Warrants that would result in Alyeska Master Fund, L.P. and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by Alyeska Master Fund, L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund, L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of common stock as of October 24, 2025, and (ii) 1,062,360 shares of common stock issuable upon the exercise of warrants.
(6)	“Beneficial Ownership Prior to this Offering” consists of (i) Pre-Funded Warrants exercisable into 1,030,822 shares of common stock purchased in the Private Placement and (ii) Milestone Warrants exercisable into 1,898,820 shares of common stock purchased in the Private Placement, in each case held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Armistice Master Fund”). The Pre-Funded Warrants and the Milestone Warrants are subject to a beneficial ownership limitation of 9.99%, which limitation restricts the Armistice Master Fund from exercising that portion of the Pre-Funded Warrants and/or the Milestone Warrants, as applicable, that would result in the Armistice Master Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. The securities are directly held by the Armistice Master Fund, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”) as the investment manager of the Armistice Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The ownership percentages reported are based on the sum of: (i) 21,179,637 outstanding shares of common stock as of October 24, 2025, and (ii) 2,350,678 shares of common stock issuable upon the exercise of warrants.
(7)	“Beneficial Ownership Prior to this Offering” consists of (i) 257,692 shares of common stock purchased in the Private Placement and (ii) 474,711 shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement, in each case held by District 2 Capital Fund LP. Michael Bigger is the Managing Member of the General Partner of District 2 Capital Fund LP. The business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.
(8)	“Beneficial Ownership Prior to this Offering” consists of (i) 515,384 shares of common stock purchased in the Private Placement and (ii) 569,918 shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement, in each case held by Hudson Bay Master Fund Ltd. Such amounts do not include Milestone Warrants exercisable into (i) 379,501 shares of common stock held by Hudson Bay Master Fund Ltd. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts Hudson Bay Master Fund Ltd. from exercising that portion of the Pre-Funded Warrants and/or the Milestone Warrants, as applicable, that would result in Hudson Bay Master Fund Ltd. and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Fl 3, Stamford, CT 06902.

(9)	“Beneficial Ownership Prior to this Offering” consists of (i) 128,846 shares of common stock purchased in the Private Placement and (ii) 237,354 shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement, in each case held by Intracoastal Capital LLC. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Intracoastal’s address is 245 Palm Trail, Delray Beach, FL 33483.
(10)	“Beneficial Ownership Prior to this Offering” consists of (i) 773,076 shares of common stock purchased in the Private Placement and (ii) 298,692 shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement, in each case held by the Lytton-Kambara Foundation. Such amounts do not include Milestone Warrants exercisable into 1,125,420 shares of common stock held by the Lytton-Kambara Foundation. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the Lytton-Kambara Foundation from exercising that portion of the Pre-Funded Warrants and/or the Milestone Warrants, as applicable, that would result in the Lytton-Kambara Foundation and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Laurence Lytton is the President of the Lytton-Kambara Foundation and has sole voting and dispositive power with respect to the shares held by the Lytton-Kambara Foundation. The address of the Lytton-Kambara Foundation is 467 Central Park West, 17-A, New York, NY 10025.
(11)	Each of “Beneficial Ownership Prior to this Offering” and “Beneficial Ownership After this Offering” consists of (i) 9,675,684 shares of common stock directly held by the Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”), (ii) warrants directly held by the Perceptive Master Fund exercisable into 5,445,069 shares of common stock, and (iii) 200,902 shares of common stock directly held by C2 Life Sciences LLC (“C2”), in each case held prior to the Private Placement. Such amounts do not include (i) Pre-Funded Warrants exercisable into 2,190,496 shares of common stock, (ii) Milestone Warrants exercisable into 4,034,997 shares of common stock or (iii)(a) shares of common stock issuable upon conversion of Convertible Notes and (b) Convert Warrants exercisable into 525,000 shares of common stock, in each case held by Master Fund. The Pre-Funded Warrants, the Milestone Warrants, the Convertible Notes, and the Convert Warrants are subject to a beneficial ownership limitation of 9.99%, 9.99%, 4.99%, and 4.99%, respectively, which limitation restricts the Perceptive Master Fund from exercising that portion of the Pre-Funded Warrants, Milestone Warrants and/or Convertible Notes, as applicable, that would result in the Perceptive Master Fund and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Perceptive Advisors LLC (“Perceptive Advisors”) is the investment advisor of the Perceptive Master Fund and C2 and may be deemed to have beneficial ownership of the shares beneficially owned thereby. Joseph Edelman is the controlling person of Perceptive Advisors and accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by the Perceptive Master Fund, C2 and Perceptive Advisors. Perceptive Advisors, the Perceptive Master Fund, C2 and Mr. Edelman disclaim beneficial ownership of all such securities except to the extent of its or his pecuniary interest therein. The business address for each of Perceptive Advisors, the Perceptive Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.
(12)	“Beneficial Ownership Prior to this Offering” consists of (i) 191,845 shares of common stock held by Compass Offshore SAV II PCC Limited (“Compass Offshore”), (ii) 287,788 shares of common stock held by Compass SAV II (“Compass SAV”), (iii) 345,311 shares of common stock held by Sio Partners Offshore LTD (“Sio Offshore”), and (iv) 463,517 shares of common stock held by Sio Partners, LP (“Sio Partners”), in each case purchased in the Private Placement. Such amounts do not include Milestone Warrants exercisable into (i) 353,400 shares of common stock held by Compass Offshore, (ii) 530,142 shares of common stock held by Compass SAV, (iii) 636,120 shares of common stock held by Sio Offshore and (iv) 853,869 shares of common stock held by Sio Partners. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the Milestone Warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. Sio Capital Management, LLC (“Sio Management”) is the investment manager of Sio Partners, Sio Offshore, Compass SAV, and Compass Offshore, and Michael Castor is the sole owner and Managing Member of Sio Management. Sio Management and Mr. Castor may be deemed to beneficially own the securities held by Sio Partners, Sio Offshore, Compass SAV, and Compass Offshore. Sio GP LLC is the General Partner of Sio Partners. Each of Sio Capital Management LLC, Sio GP LLC and Michael Castor disclaims beneficial ownership over the securities held of record by stockholders, except to the extent of its or his pecuniary interest therein. The business address of each of the foregoing entities and persons is c/o Sio Capital Management, LLC, 600 Third Avenue, 2nd Floor, New York, NY 10016.
(13)	“Beneficial Ownership Prior to this Offering” consists of (i) 18,241 shares of common stock purchased in the Private Placement held by SilverArc Capital Alpha Fund I, LP, (ii) 497,143 shares of common stock purchased in the Private Placement held by SilverArc Capital Alpha Fund II, LP, (iii) 20,171shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement held by SilverArc Capital Alpha Fund I, LP, and (iv) 549,747shares of common stock issuable upon exercise of Milestone Warrants purchased in the Private Placement held by SilverArc Capital Alpha Fund II, LP. Such amounts do not include (i) Milestone Warrants exercisable into 13,432 shares of common stock held by SilverArc Capital Alpha Fund I, LP and (ii) Milestone Warrants exercisable into (i) 366,069 shares of common stock held by SilverArc Capital Alpha Fund II, LP. The Milestone Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts the holder from exercising that portion of the Milestone Warrants that would result in the holder and its affiliates owning, after exercise, a number of shares of common stock in excess of the applicable beneficial ownership limitation. SilverArc Capital Management, LLC is the controlling entity of SilverArc Capital Alpha Fund I, LP and SilverArc Capital Alpha Fund II, LP and is solely owned by Devesh Gandhi (“Mr. Gandhi”). Mr. Gandhi may be deemed to have shared voting and investment power of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of these persons and entities is 20 Park Plaza, 4th Floor, Boston, MA 02116.

Relationships with Selling Stockholders

Each of the selling stockholders has not had any material relationship with the registrant or any of its predecessors or affiliates, within the past three years, except as hereinafter described. As discussed in greater detail above under the section titled “Prospectus Summary—Private Placement,” in October 2025, we entered into the Purchase Agreement with the selling stockholders, pursuant to which we sold and issued shares of our common stock, Pre-Funded Warrants to purchase our common stock and Milestone Warrants to purchase our common stock. In October 2025 we also entered in the Registration Rights Agreement, pursuant to which we agreed to prepare and file, by the Filing Deadline, one or more registration statements with the SEC to register for resale the common stock issued under the Purchase Agreement and the shares of common stock issuable upon exercise of the Pre-Funded Warrants or Milestone Warrants issued pursuant to the Purchase Agreement, and to cause the applicable registration statements to become effective by the Effectiveness Deadline.

The selling stockholders include several of our 5% or greater stockholders.

Entities affiliated with Perceptive Advisors LLC are, and prior to the Private Placement have been, beneficial owners of more than 5% of our common stock. Each of Orly Mishan and Keyvan Mirsaeedi-Farahani, members of our Board of Directors, are affiliated with Perceptive Advisors LLC.

Alyeska Master Fund, L.P. is, following the Private Placement, a beneficial owner of more than 5% of our common stock.

Armistice Capital Master Fund Ltd. is, following the Private Placement, a beneficial owner of more than 5% of our common stock.

Entities affiliated with Sio Capital Management, LLC are, following the Private Placement, beneficial owners of more than 5% of our common stock.

Entities affiliated with ADAR1, Capital Management LLC are, following the Private Placement, beneficial owners of more than 5% of our common stock.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We or the selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use reasonable best efforts to cause the registration statement of which this prospectus is a part to remain continuously effective until the earlier of (i) the date on which the Investors shall have resold all the registrable securities covered thereby or (ii) the date all Shares held by or issuable to an Investor may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon by Cooley LLP, Boston, Massachusetts.

EXPERTS

Our consolidated financial statements as of December 31, 2024 and 2023 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including our company, Spruce Biosciences, Inc. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at adagiomedical.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part but prior to the effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of all offerings of securities covered by this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2025, as amended on Form 10-K/A filed with the SEC on April 30, 2025;
●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025 and November 12, 2025, respectively;
●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, February 5, 2025, March 4, 2025, March 17, 2025, April 23, 2025, September 8, 2025, October 1, 2025, October 10, 2025, October 15, 2025, October 20, 2025 and October 24, 2025 (each to the extent the information in such reports is filed and not furnished); and
●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on August 1, 2024, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 26051 Merit Circle, Suite 102, Laguna Hills, CA, or by telephoning us at (949) 348-1188.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

27,831,335 Shares

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of its shares). All amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$3,036.38
Accounting fees and expenses	18,500
Legal fees and expenses	50,000
Printing and miscellaneous expenses	8,463.62
Total	$80,000.00

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of Adagio Medical Holdings, Inc., provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Adagio Medical Holdings, Inc.

At present, there is no pending litigation or proceeding involving a director or officer of Adagio Medical Holdings, Inc. regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 16. Exhibits

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date
2.1	Business Combination Agreement, dated as of February 13, 2024, by and among Aja HoldCo, Inc., ARYA Sciences Acquisition Corp IV, Aja Merger Sub 1, Aja Merger Sub 2, Inc. and Adagio Medical, Inc.	8-K	001-42199	2.1	August 6, 2024

2.2	Consent and Amendment No. 1 to the Business Combination Agreement, dated as of June 25, 2024, by and among ARYA Sciences Acquisition Corp IV and Adagio Medical, Inc.	8-K	001-42199	2.2	August 6, 2024

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-42199	3.1	August 6, 2024

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-42199	3.2	August 6, 2024

4.3	Form of Pre-Funded Warrant.	8-K	001-42199	4.1	October 15, 2025

4.4	Form of Common Stock Warrant.	8-K	001-42199	4.2	October 15, 2025

5.1*	Opinion of Cooley LLP.

10.1	Form of Securities Purchase Agreement, dated October 14, 2025, by and among Adagio Medical Holdings, Inc. and each of the several purchasers signatory thereto.	8-K	001-42199	10.1	October 15, 2025

10.2	Form of Registration Rights Agreement, dated October 14, 2025, by and among Adagio Medical Holdings, Inc. and each of the several purchasers signatory thereto.	8-K	001-42199	10.2	October 15, 2025

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

24.1*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

*	Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for purposes of determining any liability of under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Laguna Hills, California on November 24, 2025.

Adagio Medical Holdings, Inc.

By:	/s/ Todd Usen
Todd Usen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Usen and Deborah Kaster, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Usen	Chief Executive Officer and Director	November 24, 2025
Todd Usen	(Principal Executive Officer)

/s/ Deborah Kaster	Chief Financial Officer and Chief Business Officer	November 24, 2025
Deborah Kaster	(Principal Financial and Accounting Officer)

/s/ James L. Cox	Director	November 24, 2025
James L. Cox

/s/ Orly Mishan	Director	November 24, 2025
Orly Mishan

/s/ Keyvan Mirsaeedi-Farahani	Director	November 24, 2025
Keyvan Mirsaeedi-Farahani

/s/ Timothy Moran	Director	November 24, 2025
Timothy Moran

/s/ Sandra Gardiner	Director	November 24, 2025
Sandra Gardiner